Exhibit 99.1

For Immediate Release

Contacts:               Linda H. Simmons                                                               Stephen Hourahan
Chief Financial Officer                                                        SVP, Corporate Communications
(401) 574-1652                                                                  (401) 574-1541
simmonsl@bankri.com                                                       shouraha@bankri.com

Bancorp Rhode Island, Inc. Announces First Quarter Results

Commercial Loan Growth Continues

Providence, R.I. – April 23, 2009 – Bancorp Rhode Island, Inc. (NASDAQ: BARI), the parent company of Bank Rhode Island, today reported net income of $1.46 million for the quarter ending March 31, 2009, a decline of 37 percent from $2.33 million in the first quarter 2008.  The company’s diluted earnings per share (EPS), after payment of preferred stock dividends, were $0.22 for the first quarter 2009, down 56 percent from $0.50 in the first quarter 2008.

The first quarter ended with total assets at $1.55 billion, an increase of approximately $20.0 million from year-end 2008, and up from $1.49 billion as of March 31, 2008.

As of March 31, 2009, the Company’s Tier 1 capital ratio was 9.9 percent and its total risk-weighted capital ratio exceeded 15.0 percent.

“Our quarterly earnings reflect some of the financial stress being experienced throughout the nation and in the local Rhode Island economy,” said BancorpRI President & CEO Merrill W. Sherman.  “While our performance is not immune to economic conditions, given our strong capital ratios and excellent customer relationships, we remain exceptionally well-positioned to address these challenges and capitalize on opportunities in our marketplace.”

The Company ended the first quarter with $686.7 million in its commercial loan portfolio, an increase of $28.2 million or 4.3 percent from year-end 2008, and an increase of $109.7 million or 19.0 percent from March 31, 2008.  Consumer loans increased to $214.8 million at March 31, 2009, up $8.2 million or 4.0 percent from year-end 2008, and an increase of $3.4 million or 1.6 percent from March 31, 2008.  Residential mortgage balances were $203.8 million at the close of the first quarter, a decrease of $8.9 million or 4.2 percent from December 31, 2008.

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BancorpRI Q1 Results
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“The important role that banks play in the nation’s economy has been a major topic in Washington and across the country,” said Sherman.  “Fortunately, at BancorpRI, our robust capital position enabled us to continue the growth of our commercial loan portfolio, and we are pleased to continue to finance creditworthy businesses.”

She added, “We also were able to grow our consumer loan portfolio due in large part to the success of our recent home equity loan program.  The decline in residential mortgage balances is consistent with our strategy of shifting to a more commercially oriented balance sheet as well as our focus on internally generated assets.”

Total deposits were $1.06 billion at the close of the first quarter, up $13.7 million or 1.3 percent from year-end 2008.  Transaction accounts grew to 60.3 percent of total deposits as of March 31, 2009, up from 59.4 percent at year-end 2008.

The net interest margin for the first quarter of 2009 was 3.08 percent, a decrease of 21 basis points from the fourth quarter 2008.

Noninterest expense was $9.62 million in the first quarter 2009, compared to $9.46 million from the first quarter 2008 and $9.51 million for the quarter ended December 31, 2008.

Nonperforming assets as of March 31, 2009 totaled $17.4 million, or 1.13 percent of total assets, up from $15.2 million, or 1.00 percent of total assets at year-end 2008.  The provision for loan and lease losses was $1.6 million for the first quarter 2009, and net charge offs were $851,000.  As a comparison, the provision for loan and lease losses was $285,000 and net charge offs were $311,000 for the first quarter 2008, and $1.8 million and $1.3 million, respectively, on a linked quarter basis.  The allowance for loan and lease losses as a percent of total loans and leases was 1.40 percent as of March 31, 2009, up from 1.36 percent at December 31, 2008 and 1.23 percent at March 31, 2008.

The company’s Board of Directors approved a dividend of $0.17 per share. The dividend will be paid on June 3, 2009 to shareholders of record on May 13, 2009.

Bancorp Rhode Island, Inc. will host a conference call at 10 a.m. Eastern Daylight Time (EDT) on Thursday, April 23, to discuss its first quarter 2009 earnings.  Access the conference call by dialing toll free at (800) 762-8795,

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BancorpRI Q1 Results
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or via webcast at http://www.bankri.com/investorrelations.  Please dial in at least 10 minutes prior to the start of the call to ensure a timely connection.

There will be a playback of the call available the same day beginning at approximately 1 p.m. EST that can be accessed through 11:59 p.m. EST on Saturday, April 25, 2009.  The replay dial-in number is (800) 406-7325; when prompted, enter conference ID number 4035652.  The webcast will be archived on the “Investor Relations” page of the Bank Rhode Island website at http://www.bankri.com/investorrelations.

About BancorpRI
Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The Bank, headquartered in Providence, Rhode Island, operates 16 branches and more than 60 ATMs throughout Providence, Kent and Washington Counties.  As of December 31, 2008, BankRI has more than $1.5 billion in assets and $1.0 billion in deposits.  For more information, visit www.bankri.com.

This release may contain “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the company's present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company's filings with the Securities and Exchange Commission.

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BANCORP RHODE ISLAND, INC.
Selected Financial Highlights (unaudited)

	March 31, 2009	December 31, 2008
Balance Sheet Data:	(Dollars in thousands, except per share data)

Total Assets	$1,548,863	$1,528,974
Total Loans and Leases	1,105,298	1,077,742
Nonperforming Loans and Leases	16,740	14,369
Total Other Real Estate Owned	703	863
Allowance for Loan and Lease Losses	15,423	14,664
Allowance for Nonperforming Loans and Leases	92.13%	102.05%
Allowance to Total Loans and Leases	1.40%	1.36%
Total Deposits	$1,055,861	$1,042,192
Total Shareholders’ Equity	150,962	149,605
Common Shareholders’ Equity	120,894	119,597
Book Value Per Share of Common Stock	$26.26	$26.14
Tangible Book Value Per Share of Common Stock	$23.65	$23.52
Tangible Equity Ratio	9.04%	9.07%
Tangible Common Equity Ratio	7.08%	7.09%

                                                           Quarter Ended
                                                   March 31,
	2009	2008
Average Balance Sheet Data:	(Dollars in millions)

Average Total Assets	$1,529	$1,465
Average Total Loans and Leases	1,088	1,033
Average Total Interest-Bearing Liabilities	1,194	1,162
Average Total Shareholders’ Equity	150	114
Average Common Shareholders’ Equity	120	114

                                                                    Quarter Ended
                                                    March 31,
	2009	2008
Statement of Operations Date:	(Dollars in thousands, except per share data)

Interest and Dividend Income	$18,560	$20,532
Interest Expense	7,478	10,228
Net Interest Income	11,082	10,304
Provision of Loan and Lease Losses	1,610	285
Noninterest Income	2,357	2,903
Noninterest Expenses	9,623	9,460
Income Before Income Taxes	2,206	3,462
Income Tax Expense	743	1,136
Net Income	1,463	2,326
Preferred Stock Dividends	(375)	--
Accretion of Preferred Shares Discount	(61)	--
Net Income Applicable to Common Shares	$1,027	$2,326

Data Per Common Share:

Earnings Per Common Share – Basic	$0.22	$0.51
Earnings Per Common Share – Dividend	$0.22	$0.50
Average Common Shares Outstanding – Basic	4,590,385	4,557,204
Average Common Shares Outstanding – Diluted	4,610,053	4,639,179

Selected Operating Ratios:

Net Interest Margin	3.08%	2.97%
Return on Assets	0.39%	0.64%
Return on Common Equity	4.93%	8.23%
Efficiency Ratio(1)	71.60%	71.63%

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(1)Calculated by dividing total noninterest expenses by net interest income plus noninterest income.

BANCORP RHODE ISLAND, INC.
Consolidated Balance Sheets (unaudited)

	March 31 2009	December 31, 2008
	(In Thousands)
ASSETS:
Cash and due from banks	$17,949	$54,344
Overnight investments	715	1,113
Total cash and cash equivalents	18,664	55,457
Available for sale securities (amortized cost of $355,045 and $325,767, respectively)	356,681	326,406
Stock in Federal Home Loan Bank of Boston	15,671	15,671
Loans and leases receivable:
Commercial loans and leases	686,662	658,422
Residential mortgage loans	203,800	212,665
Consumer and other loans	214,836	206,655
Total loans and leases receivable	1,105,298	1,077,742
Allowance for loan and lease losses	(15,423)	(14,664)
Net loans and leases receivable	1,089,875	1,063,078
Premises and equipment, net	12,401	12,641
Goodwill	12,051	12,019
Accrued interest receivable	4,834	5,240
Investment in bank-owned life insurance	29,054	28,765
Prepaid expenses and other assets	9,632	9,697
Total assets	$1,548,863	$1,528,974
LIABILITIES:
Deposits:
Demand deposit accounts	169,679	176,495
NOW accounts	63,013	56,703
Money market accounts	7,056	4,445
Savings accounts	396,492	381,106
Certificate of deposit accounts	419,621	423,443
Total deposits	1,055,861	1,042,192
Overnight and short-term borrowings	43,740	57,676
Wholesale repurchase agreements	10,000	10,000
Federal Home Loan Bank of Boston borrowings	253,374	238,936
Subordinated deferrable interest debentures	13,403	13,403
Other liabilities	21,523	17,162
Total liabilities	1,397,901	1,379,369
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.01, authorized 1,000,000 shares, liquidation preference per share $1,000:
Issued and outstanding: Issued: (30,000 and 30,000 shares, respectively)*	28,656	28,595
Common stock, par value $0.01 per share, authorized 11,000,000 shares:
Issued: (4,967,693 shares and 4,926,920 shares, respectively)	50	49
Additional paid-in capital*	73,978	73,323
Treasury stock, at cost (364,750 shares and 352,250 shares, respectively)	(12,309)	(12,055)
Retained earnings	59,524	59,278
Accumulated other comprehensive income, net	1,063	415
Total shareholders’ equity	150,962	149,605
Total liabilities and shareholders’ equity	$1,548,863	$1,528,974

*Preferred stock and additional paid-in capital balances at December 31, 2008 were reclassified to reflect the liquidation preferences value of shares, less any preferred stock discount.

BANCORP RHODE ISLAND, INC.
Consolidated Statements of Operations (unaudited)

                                                   Three Months Ended
                                                                                             March 31,
	2009	2008
	(In Thousands, except per share data)

Interest and dividend income:
Overnight investments	$9	$197
Mortgage-backed securities	3,403	3,232
Investment securities	451	701
Federal Home Loan Bank of Boston stock dividends	--	237
Commercial loans and leases	9,707	9,806
Residential mortgage loans	2,660	3,296
Consumer and other loans	2,330	3,063
Total interest and dividend income	18,560	20,532
Interest expense:
NOW accounts	18	68
Money market accounts	1	29
Savings accounts	1,083	2,487
Certificate of deposit accounts	3,392	4,108
Overnight and short-term borrowings	27	431
Wholesale repurchase agreements	133	135
Federal Home Loan Bank of Boston borrowings	2,625	2,720
Subordinated deferrable interest debentures	199	250
Total interest expense	7,478	10,228
Net interest income	11,082	10,304
Provision for loan and lease losses	1,610	285
Net interest income after provision for loan and lease losses	9,472	10,019
Noninterest income:
Service charges on deposit accounts	1,210	1,435
Loan related fees	399	163
Income from bank-owned life insurance	289	255
Commissions on nondeposit investment products	156	210
Gain on sale of available for sale securities	61	242
Net gains on lease sales and commissions on loans originated for others	29	219
Other income	213	379
Total noninterest income	2,357	2,903
Noninterest expense:
Salaries and employee benefits	5,153	5,139
Occupancy	956	865
Professional services	698	635
Data processing	620	719
FDIC insurance	387	100
Marketing	315	364
Equipment	241	308
Loan servicing	159	167
Loan workout and other real estate owned	128	156
Other expenses	966	1,007
Total noninterest expense	9,623	9,460
Income before income taxes	2,206	3,462
Income tax expense	743	1,136
Net income	1,463	2,326
Preferred stock dividends	(375)	--
Accretion of preferred shares discount	(61)	--
Net income applicable to common shares	$1,027	$2,326
Per share data:
Basic earnings per common share	$0.22	$0.51
Diluted earnings per common share	$0.22	$0.50

Average common shares outstanding – basic	4,590,385	4,557,204
Average common shares outstanding – diluted	4,610,053	4,639,179